UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 30, 2018
Date of Report (Date of earliest event reported)

New Residential Investment Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777 (Commission File Number)	45-3449660 (IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York (Address of principal executive offices)	10105 (Zip Code)

212-479-3150
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

On July 30, 2018, New Residential Investment Corp., a Delaware corporation (the “Company”), entered into a Distribution Agreement (the “Distribution Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BTIG, LLC and Raymond James & Associates, Inc. (each a “Sales Agent” and together, the “Sales Agents”) to sell shares of the Company’s common stock, par value $0.01 per share (the “ATM Shares”), having an aggregate offering price of up to $500 million, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

The sales, if any, of the ATM Shares may be made through the Sales Agents acting as agent or directly to any Sales Agent acting as principal, and will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.  Under the terms of the Distribution Agreement, ATM Shares sold directly to any Sales Agent as principal for its own account will be sold at prices agreed upon at the time of sale.  If the Company sells ATM Shares to any Sales Agent as principal, it will enter into a separate terms agreement with that Sales Agent.  Actual sales will depend on a variety of factors to be determined by the Company from time to time.

The Distribution Agreement provides that each Sales Agent will be entitled to compensation not to exceed 2% of the gross sales price per share of all ATM Shares sold through it as sales agent under the Distribution Agreement.  The Company has no obligation to sell any of the ATM Shares under the Distribution Agreement, and may at any time suspend solicitation and offers under the Distribution Agreement.

The Company intends to use the net proceeds for general corporate purposes, which may include future acquisitions, investments or repayment of indebtedness.

The ATM Shares will be offered and sold pursuant to the Company’s effective shelf registration statement (Registration File No. 333-213058) on file with the U.S. Securities and Exchange Commission (the “SEC”).  The Company filed a prospectus supplement, dated July 30, 2018, with the SEC in connection with the offer, issuance and sale of the ATM Shares (the “ATM Prospectus Supplement”).

The foregoing description of the Distribution Agreement is a summary and is qualified in its entirety by reference to the Distribution Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is also filing this Current Report on Form 8-K to provide a legal opinion of its counsel, Skadden, Arps, Slate, Meagher & Flom LLP, regarding the legality of the securities covered by the ATM Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being filed herewith:

No.	Description
1.1	Distribution Agreement, dated July 30, 2018, by and among the Company and the Sales Agents.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2018

NEW RESIDENTIAL INVESTMENT CORP.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Treasurer